ALBERT WONG & CO.
CERTIFIED PUBLIC ACCOUNTANTS
7th Floor, Nan Dao Commercial Building
359-361 Queen’s Road Central
Hong Kong
Tel: 2851 7954
Fax: 2545 4086

ALBERT WONG .,
B.Soc., Sc., ACA., LL.B.,
C.P.A.(Practising)

July 20, 2010

U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C. 20549
United States of America

Dear Sir/Madam,

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into this Registration Statement of QKL Stores, Inc. on Form S8, filed on or around July 20, 2010, of our Auditors’ Report, dated March 23, 2009 with respect to the financial statements of QKL Stores Inc. and subsidiaries, for the year ending December  31, 2008.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Albert Wong & Co.
Albert Wong & Co.
Hong Kong